EXHIBIT 21

                          Subsidiary of the Registrant

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                                   Exhibit 21

                            Subsidiary of Registrant





                                   Percentage                   Jurisdiction or
Subsidiary (1)                          Owned            State of Incorporation

Klamath First Federal Savings
  and Loan Association                 100%                      United States



(1) The operations of the Company's subsidiary are included in the Company's consolidated financial statements.






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